UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2011

GSE Systems, Inc.

(Exact name of registrant as specified in the charter)

Delaware	001-14785	52-1868008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)
1332 Londontown Boulevard, Suite 200, Sykesville, MD 21784 (Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (410) 970-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-22(b)
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

Reference is made to the information set forth under Item 2.03 of this Current Report on Form 8-K.  The disclosure contained in Item 2.03 is incorporated by reference in its entirety into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 22, 2011, GSE Systems, Inc. (“GSE”), GSE Power Systems, Inc. and GSE EnVision Inc. (collectively referred to as the “Company”) entered into a Master Loan and Security Agreement (the “Loan Agreement”) and Revolving Credit Note (the “Note”) with Susquehanna Bank.  The Loan Agreement provides a $7,500,000 revolving line of credit for the purpose of (i) issuing stand-by letters of credit and (ii) providing working capital.  Working capital advances bear interest at a rate equal to the Wall Street Journal Prime Rate of Interest, floating with a floor of 4 ½%.  Interest charges are based on a 360-day year and payable monthly.

As collateral for the Company’s obligations, the Company granted a first lien and security interest in all of the assets of the Company, including but not limited to, accounts receivable, inventory, proceeds and products, intangibles, trademarks, patents, intellectual property, machinery and equipment.

Initially, all (i) issuances of stand-by letters of credit and (ii) advances of working capital (collectively referred to as the “Advances”) will require that the Company maintain cash balances (the “Cash Balance Requirement”) at the Bank in an amount equal to the Advances, with a minimum of $3 million at all times.  The Cash Balance Requirement will be reduced to the minimum amount if GSE’s consolidated net income after taxes (exclusive of (a) gains and losses on derivatives and (b) stock option expense), as defined (“Net Income”), is positive for the year ending December 31, 2011.  Thereafter, the Cash Balance Requirement will remain at the minimum amount as long as GSE’s quarterly Net Income commencing for the quarter ending March 31, 2012, remains positive and the Company is in compliance with the covenants.  If GSE’s quarterly Net Income, is negative or the Company is not in compliance with the covenants, the Cash Balance Requirement will revert to the amount of the Advances, until GSE attains positive Net Income for two consecutive quarters.

The foregoing is a brief description of the terms of the Master Loan and Security Agreement and the Revolving Credit Note and by its nature is incomplete.  It is qualified in its entirety by the text of the respective agreements and documents, copies of which are included herewith as Exhibits to this Current Report.  All readers of this Current Report are encouraged to read the entire text of the documents referred to in the text.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
Exhibit Number	Description

10.1 10.2
Master Loan and Security Agreement, dated November 22, 2011,  by and among GSE Systems, Inc., GSE Power Systems, Inc., GSE EnVision Inc. and Susquehanna Bank
$7,500,000 Revolving Credit Note , dated November 22, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSE SYSTEMS, INC.

Date: November 29, 2011	By: /s/ Lawrence M. Gordon Lawrence M. Gordon Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.1 10.2
Master Loan and Security Agreement, dated November 22, 2011, by and among GSE Systems, Inc., GSE Power Systems, Inc., GSE EnVision Inc. and Susquehanna Bank

$7,500,000 Revolving Credit Note , dated November 22, 2011